SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-50469



                        Date of Report: January 17, 2007





                            GS CLEANTECH CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                          59-3764931
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 (State of other jurisdiction of                               (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                             10019
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(Address of principal executive offices) (Zip Code)

                                 (212) 994-5374
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               (Registrant's telephone number including area code)






Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                  APPOINTMENT OF CERTAIN OFFICERS

On January 17, 2006 the Board of Directors elected David Winsness to serve as GS CleanTech's Chief Executive Officer. On the same date the Board of Directors elected Gregory Barlage to serve as GS CleanTech's Chief Operations Officer. Information about Messrs. Winsness and Barlage follows:

     David Winsness. Since 2005 Mr. Winsness has been employed as Chief Executive Officer of GS Ethanol Technologies, Inc., which is a subsidiary of GS CleanTech Corporation. From 2002 to 2005 Mr. Winsness was employed as Chief Executive Officer of Vortex Dehydration Technology, a privately-held company engaged in the development and sale of technology related to the conversion of corn oil into biodiesel fuel. From 1992 to 2002 Mr. Winsness served as Branch Manager for Tencarva Machinery Co., which was engaged in the sale of capital equipment. Mr. Winsness was awarded a B.S.M.E. by Clemson University in 1991. He is 38 years old.

     Gregory Barlage. Mr. Barlage has been employed by GS CleanTech since December 2005, with responsibilities for marketing. From 1998 to 2005 Mr. Barlage was employed as a Market Manager by Alfa Laval Inc., which is engaged in the sale of equipment to the fish, meat and vegetable oil industries. Mr. Barlage was awarded a B.S.E.E. by the University of Toledo in 1988 and an M.B.A. by the University of St. Thomas in 2001. Mr. Barlage is 42 years old.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 22, 2007        GS CLEANTECH CORPORATION

                                By: /s/ David Winsness
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                                        David Winsness, Chief Executive Officer